ADDvantage Technologies Group to Report Fiscal 2022 Third Quarter Financial Results on August 11, 2022

Carrollton, Texas, July 27, 2022 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today announced that it will release financial results for the nine month period ended June 30, 2022, on Thursday, August 11, 2022 after the markets close followed by a discussion of the financial results 5 p.m. Eastern.

Date:                     Thursday, August 11, 2022
Time:                     5 p.m. Eastern
Toll-free Dial-in Number:        1-800-289-0720
International Dial-in Number:        1-323-701-0160
Conference ID:            2999226

The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetechnologies.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast.

A replay of the conference call will be available through August 25, 2022.

Toll-free Replay Number:         1-844-512-2921
International Replay Number:     1-412-317-6671
Replay Passcode:             2999226

An online archive of the webcast will be available on the Company's website for 30 days following the call.

About ADDvantage Technologies Group, Inc.
ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate web site at www.addvantagetechnologies.com.
For further information:
Hayden IR
Brett Maas
(646) 536-7331
aey@haydenir.com